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                                                                     Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 22, 1999 included or incorporated by reference in the Annual Report of Mandalay Resort Group (formerly Circus Circus Enterprises, Inc.) on Form 10-K for the year ended January 31, 1999 and to all references to our Firm included in this Registration Statement.


                                                ARTHUR ANDERSEN LLP





Las Vegas, Nevada
December 29, 1999